Exhibit 4.2

US and Canadian Holders

COMMON SHARE PURCHASE WARRANT
LORUS THERAPEUTICS INC.

Warrant Shares: [ ]	Issue Date: [ ], 2010

THIS COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [                ] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date set forth above, (the “Initial Exercise Date”) and on or prior to 5:00:00 p.m, Eastern time on •, 2015 [the 5 year anniversary of the Issue Date] (the “Termination Date”) but not thereafter, to subscribe for and purchase from Lorus Therapeutics Inc., a corporation incorporated under the laws of Canada (the “Company”), up to [            ] common shares (the “Warrant Shares”) in the capital of the Company. The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.                                            Definitions. Except as otherwise defined herein, the capitalized terms in this Warrant shall have the meanings set forth in Section 6.

Section 2.                                            Exercise.

(a)                                  Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of this Warrant a duly executed facsimile copy of the Notice of Exercise in the form attached hereto; and the payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.

(b)                                 Exercise Price.

(i)                                     The initial exercise price per Common Share under this Warrant (as adjusted pursuant to the terms hereof, the “Exercise Price”) shall be US$[125% of offering price].

(ii)                                  Effective •, 2011 [first anniversary of the Issue Date], the Exercise Price shall be US$[130% of offering price].

(iii)                               Effective •, 2012 [the second anniversary of the Issue Date], the Exercise Price shall be US$[135% of offering price].

(iv)                              Effective •, 2013 [the third anniversary of the Issue Date], the Exercise Price shall be US$[140% of offering price].

(v)                                 Effective •, 2014 [the fourth anniversary of the Issue Date], the Exercise Price shall be US$[145% of offering price].

(c)                                  Mechanics of Exercise.

(i)                                     Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system, provided that (A) the Transfer Agent is then a participant in such system and (B) there is an effective Registration Statement permitting the issuance of the Warrant Shares to the Holder, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant, and (C) payment of the aggregate Exercise Price as set forth above (such date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised.

(ii)                                  Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)                               No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  The Holder shall not be entitled to any compensation or other right in lieu of a fractional Warrant Share.

(iv)                              Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, the Notice of Exercise relating to the exercise of the Warrant and issuance of such Warrant Shares shall be accompanied by the Assignment Form attached hereto duly executed by the Holder.

(v)                                 Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

(vi)                              Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(vii)                           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares, or fails to credit the account of the Holder’s prime broker with the DTC through the DWAC system for such number of Warrant Shares to which the Holder is entitled, pursuant to an exercise on or by the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holders total purchase price (including brokerage commissions, if any) for the shares of Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of Warrant Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of US$11,000 to cover a Buy-In with respect to an attempted exercise of the Warrant for Warrant Shares with an aggregate sale price giving rise to such purchase obligation of US$10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder US$1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(d)                                 Holder’s Exercise Limitations.

(i)                                     The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that as a result of and after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).

(ii)                                  For purposes of the foregoing sentence, the number of Warrant Shares beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Warrant Shares which would be issuable upon:

(1)                                  exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder and any of its Affiliates; and

(2)                                  exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.

(iii)                               Except as set forth in subsection 2(d)(ii), for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.

(iv)                              To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(v)                                 For purposes of this Section 2(d), in determining the number of outstanding shares of Common Shares, a Holder may rely on the number of outstanding shares of Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Shares outstanding.  In any case, the number of outstanding shares of Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Shares was reported.

(vi)                              The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Shares outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of this Warrant. The Holder may decrease or, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 2(d). Any such increase will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(vii)                           The limitations contained in this Section 2(d) shall apply to a successor holder of this Warrant.

(e)                                  Cancellation of Warrant; Exercise of Warrant Prior to Cancellation.  If at any time following •, 2011 [the first anniversary of the Issue Date], the closing price of the Common Shares on Principal Market upon which the Common Shares may be listed or traded has equaled or exceeded $[225% of offering price] for five consecutive Trading Days, the Company may, within five Business Days of such fifth consecutive Trading Day, call this Warrant for cancellation by giving not less than 30 days prior notice to the Holder of such cancellation. Notice of cancellation of the Warrant shall be given at least 30 days prior to the date fixed by the Company for cancellation (the “Cancellation Date”) by mailing, by registered or certified mail, return receipt requested, a copy of such notice to the Holder at its address appearing on the Warrant Register, or at such other address or addresses as may have been furnished to the Company in writing not less than 40 days prior to the Cancellation Date. This Warrant shall continue to be outstanding and exercisable by the Holder in accordance with its terms until the Cancellation Date, and if not exercised prior to the Cancellation Date, all rights of the Holder with respect to the Warrant shall terminate on the Cancellation Date. Any notice given by the Company pursuant to this Section 2(e) shall set forth the applicable Exercise Price and the number of shares issuable upon exercise of this Warrant, and state that this Warrant may be exercised by the Holder in accordance with its terms at any time prior to the Cancellation Date.

Section 3.                                            Certain Adjustments.

(a)                                  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding:

(i)                                     pays a stock dividend or otherwise makes a distribution or distributions on Common Shares or any other equity or equity equivalent securities payable Common Shares (which, for avoidance of doubt, shall not include any Warrant Shares, issued by the Company upon exercise of this Warrant);

(ii)                                  subdivides outstanding Common Shares into a larger number of shares;

(iii)                               combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares; or

(iv)                              issues by reclassification of Common Shares any shares of the Company,

then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)                                 Rights Offering.  If and whenever during the Adjustment Period the Company shall fix a record date for the issuing of rights, options or warrants to all or substantially all of the holders of the Common Shares entitling them for a period expiring not more than forty-five (45) days after such record date (the “Rights Period”) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) which is less than 95% of the Current Market Price per Common Share on the record date for such issue (any of such events being called a “Rights Offering”), then effective immediately after such record date the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect as of the record date for the Rights Offering by a fraction the numerator of which shall be the sum of:

(i)                                     the number of Common Shares outstanding as of the record date for the Rights Offering; and

(ii)                                  a number determined by dividing (A) either (i) the product of the number of Common Shares offered for subscription or purchase during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Shares are offered, or (ii) as the case may be, the product of the number of Common Shares for or into which the convertible or exchangeable securities offered during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering are exchangeable or convertible and the exchange or conversion price of the convertible or exchangeable securities so offered, by (B) the Current Market Price per Common Share as of the record date for the Rights Offering, and the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered for subscription or purchase during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering or which would be outstanding upon the conversion or exchange of all convertible or exchangeable securities offered during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering, as applicable, in each case after giving effect to the Rights Offering.

Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any computation.  If all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price in effect immediately prior to the record date and the Exercise Price shall be further adjusted based upon the number of Common Shares (or securities convertible or exchangeable for Common Shares) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

(c)                                  Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Shares (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than Common Shares (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding Common Share as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one Common Share.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(d)                                 Fundamental Transaction. If, at any time while this Warrant is outstanding, a Fundamental Transaction occurs, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(d) on the exercise of this Warrant), the number of shares of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(d) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such

Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Shares in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  The Company shall cause any Successor Entity in a Fundamental Transaction to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Warrant, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its Parent Entity) equivalent to the shares of Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(e)                                  Calculations.  All calculations under this Section 3 shall be made to the nearest cent and rounded down to the nearest whole Common Share, as the case may be. For purposes of this Section 3, the number of shares of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Shares (excluding treasury shares, if any) issued and outstanding.

(f)                                    Limits on Adjustments.  No adjustment to an Exercise Price shall be required unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the number of Warrant Shares will be required to be made unless the cumulative effect of such adjustment or adjustments would change the number of Warrant Shares by at least one Warrant Share and, for greater clarity, any adjustment which, except for the qualification of this section, would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, however, that in no event shall the Company be obligated to issue fractional Warrant Shares or fractional interests in Warrant Shares upon exercise of a Warrant or pay any amount in cash in lieu of issuing fractional Warrant Shares.

(g)                                 Disputes.  If a dispute shall at any time arise with respect to adjustments to the Exercise Price or the number of Warrant Shares purchasable pursuant to the exercise rights represented by a Warrant, such disputes shall be conclusively determined by the Company’s auditors or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors and any such determination, absent manifest error, shall be conclusive evidence of the correctness of any adjustments made.

(h)                                 Record Date.  If the Company shall set a record date to determine the holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights, options or warrants and shall thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Warrant Shares shall be required by reason of the setting of such record date.

(i)                                     Deferral of Adjustment.  In any case in which this Warrant Certificate requires that an adjustment become effective immediately after a record date for an event referred to in subsection 2.2 hereof, the Company may defer, until the occurrence of such event:

(i)                                     issuing to the Holder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Warrant Shares issuable upon such exercise by reason of the adjustment required by such event; and

(ii)                                  delivering to the Holder any distribution declared with respect to such additional Warrant Shares after such record date and before such event;

provided, however, that the Company delivers to the Holder an appropriate instrument evidencing the right of the Holder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and/or the number of Warrant Shares.

(j)                                     Notice to Holder.

At least seven days prior to the effective date or record date, as the case may be, of any event that requires or that may require an adjustment in any of the exercise rights of the Holder under this Warrant Certificate, including the number of Warrant Shares, the Company shall deliver to the Holder  a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment.  In case any adjustment for which a certificate has been given is not then determinable, the Company shall promptly after such adjustment is determinable deliver to the Holder hereof a certificate of the Company showing how such adjustment was computed.  The Company hereby covenants and agrees that the register of transfers and share transfer books for the Common Shares shall be open during normal business hours for inspection by the Holder, and that the Company will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such seven day period.

Section 4.                                            Transfer of Warrant.

(a)                                  Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)                                 New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated as of the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)                                  Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.                                            Miscellaneous.

(a)                                  No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof.

(b)                                 Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)                                  Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)                                 Authorized Shares.  The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares that number of Common Shares to provide for the issuance of the Warrant Shares as are then issuable upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Shares may be listed or traded. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (ii) use reasonable commercial efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)                                  Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(f)                                    Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(g)                                 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

if to the Company, to:

2 Meridian Road
Toronto, Ontario
M9W 4Z7

Facsimile: 416-798-2200

if to the Holder, at its address appearing on the Warrant Register, or at such other address or addresses as may have been furnished to the Company in writing.

(h)                                 Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(i)                                     Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(j)                                     Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(k)                                  Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Required Holders.

(l)                                     Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(m)                               Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(n)                                 Tax. Notwithstanding any other provision hereof (other than Section 2(d)(iv)), the Company shall be entitled to deduct, withhold, and recover from any amounts payable pursuant to this Warrant all local, domestic, foreign, or other taxes of any kind which it may be required or permitted to deduct and withhold in accordance with applicable law.  All such withheld amounts shall be timely remitted to the relevant governmental authority and all such remitted amounts shall be treated as having been paid to the Holder.  The Holder shall provide such tax representations, information, or other documentation to the Company which may reasonably be considered by the Company to be required or advantageous in the context of full or partial exercise of a Warrant.

Section 6.                                            Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bloomberg” means Bloomberg Financial Markets.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means (i) Common Shares in the capital of the Company and (ii) any share capital into which such Common Shares shall have been changed or any share capital resulting from a reclassification of such Common Shares.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Shares.

“Eligible Market” means the Principal Market, the NYSE Amex Equities, The New York Stock Exchange, Inc., The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” means that (A) the Company shall directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Shares (not including any shares of Common Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Shares (not including any shares of Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Shares or Convertible Securities.

“Person” means an individual, a limited liability company, a partnership, a joint venture a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Market” means the Toronto Stock Exchange, or if the Common Shares is not then listed on the Toronto Stock Exchange, the Eligible Market on which the Common Shares is listed on which the greatest volume of Common Shares is traded during the period referenced below or, if the Common Shares is not so listed on any Eligible Market, then on the over-the-counter market on which the Common Shares is traded as selected by the Board of Directors of the Company in good faith.

“Registration Statement” means a registration statement with respect to the issuance of the Warrant and the Warrant Shares, as contemplated in the Subscription Agreement.

“Required Holders” means the holders of the Warrants representing at least 66-2/3% of shares of Common Shares underlying the Warrants then outstanding.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Successor Entity” means the Person formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into.

“Trading Day” means any day on which the Common Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares is then traded; provided that “Trading Day” shall not include any day on which the Common Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m. New York City time).

“Transfer Agent” means Computershare Investor Services Inc., the current transfer agent of the Company, and any successor transfer agent of the Company.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.  If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first indicated above.

LORUS THERAPEUTICS INC.

By:
Name:
Title:

NOTICE OF EXERCISE

TO:                            [                                              ]

(1)                                  The undersigned hereby elects to purchase                Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the Exercise Price with respect to such election. Payment shall be in the form of lawful money of the United States

(2)                                  Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

Name:

The Warrant Shares shall be delivered to the following DWAC Account Number:

Account Number:

or by physical delivery of a certificate to:

Address:

DATED this                          day of                           , 20          .

(Signature of registered holder)

(Name of registered holder)

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [            ] all of or [                  ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

.

Dated:

Holders Signature:

Holders Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.